Exhibit 10.8

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of [●], 2025 between STAK Inc. 斯塔克工 业集团有限公司 , a Cayman Islands exempted company (the “Company”), and each of the purchasers identified on Schedule A attached hereto (including such purchasers’ successors and assigns, each a “Purchaser” and, collectively, the “Purchasers”). The terms “party” and “parties” shall refer to each of the Company and each Purchaser, as the context requires.

Whereas, subject to the terms and conditions set forth in this Agreement and pursuant to a registration statement to be declared effective under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

Now, Therefore, In Consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1. Sale and purchase.

1.1 Sale and Purchase of Shares. Subject to the terms and conditions set forth herein, the Company hereby agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase, that number shares in the form of units, with each unit consisting of (i) one Class A ordinary share, par value US$0.001 per share (“Class A Ordinary Share”) and (ii) two warrants, each to purchase one Class A Ordinary Share at the exercise price of US$1.2 per share (“Warrants”), at a purchase price of $1.0 per Unit (collectively, the “Shares”). The number of Shares to be purchased by each Purchaser and the corresponding purchase price owed by such Purchaser (the “Purchase Price” and, with the Purchase Price owed by all Purchasers collectively, the “Aggregate Purchase Price”) are as specified on the Schedule of Purchasers attached hereto as Schedule A.

1.2 Closing. The consummation of the sale and purchase of the Shares hereunder (the “Closing”, and the date of the Closing, the “Closing Date”) shall take place in thirty business days and be held remotely via electronic exchange of documents, or at such other location and date as may be agreed upon in writing by the Company and the Purchasers. The Closing shall take place on the terms and subject to the satisfaction or, to the extent permissible, waiver by the party entitled to the benefit of the conditions set forth in Section 1.4 (other than conditions that by their nature are to be satisfied at that Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions).

1.3 Payment for and Delivery of Shares. On the Closing Date, (i) the Company shall issue and register in the name of each Purchaser the number of Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers attached hereto as Schedule A through the Company’s transfer agent (the “Transfer Agent”), (ii) each Purchaser shall deliver the Purchase Price in immediately available funds in a manner reasonably designated by the Company at least two (2) business days prior to the Closing Date; and (iii) each Purchaser shall deliver all other documents, agreements or instruments required to be delivered by such Purchaser under this Agreement. Each Purchaser shall, if applicable, instruct its broker-dealer or custodian to record the Shares in its account. All transaction fees shall be borne by the Purchaser, such that the net amount received by the Company equals the full Purchase Price specified for such Purchaser in Schedule A.

1.4 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the satisfaction or waiver of the following conditions:

(i) the accuracy of the representations and warranties of each Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date) in all material respects on the Closing Date;

(ii) all obligations, covenants and agreements of each Purchaser required to be performed on or prior to the Closing Date shall have been performed;

(iii) the delivery by each Purchaser of this Agreement duly executed by the Purchaser; and

(iv) the receipt by the Company of the Aggregate Purchase Price.

(b) The obligations of each Purchaser hereunder in connection with the Closing are subject to the satisfaction or waiver (solely as to such Purchaser) of the following conditions:

(i) the accuracy of the representations and warranties of the Company contained herein (unless as of a specific date therein) in all material respects when made and on the Closing Date;

(ii) all obligations, covenants and agreements of the Company required to be performed on or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of this Agreement duly executed by the Company;

(iv) a copy of the irrevocable instructions to the Transfer Agent dated the Closing Date instructing the Transfer Agent to issue and register in the name of each Purchaser, or its broker-dealer as specified on Schedule A, the number of Shares set forth on Schedule A;

(v) the Class A Ordinary Shares shall not have been suspended by the U.S. Securities and Exchange Commission (the “SEC”) or the Nasdaq Capital Market (“Nasdaq Capital Market”) or from trading on Nasdaq Capital Market, and no such suspension by the SEC has been threatened;

(vi) the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, required as a precondition for the sale of the Shares;

(vii) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement;

(viii) since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect (as defined below);

(ix) (A) the Registration Statement (as defined below) shall become and remain effective at all times up to and including the Closing Date and the issuance of the Shares to the Purchasers may be made thereunder; (B) neither the Company nor any of the Purchasers shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or has threatened to do so; and (C) no other suspension or withdrawal of the effectiveness of such Registration Statement or the Prospectus shall exist; and

(x) the Company shall have delivered to Purchasers the Prospectus (as defined below), which may be delivered in accordance with Rule 172 under the Securities Act.

2. Representations and Warranties of the Company. Except as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”), or the SEC Documents (as defined below), including the Exchange Act (as defined below) filings incorporated by reference therein, the Company hereby makes the following representations and warranties to each Purchaser that as of the Closing Date:

(a) Organization and Qualification. The Company is an exempted company with limited liability duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and each subsidiary of the Company is duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has the requisite power and authority to own, lease and operate its properties and to carry on its business as currently being conducted, and is duly qualified or licensed to do business in all material respects in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to execute and deliver this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder (the “Transaction Documents”) and to perform its obligations thereunder. The execution, delivery and performance by the Company of the Transaction Documents, including the issuance of the Shares, have been duly authorized by all necessary corporate action on the part of the Company. Each Transaction Document to which the Company is a party has been or will be duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by each Purchaser and the other parties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(c) Issuance of the Shares; Registration. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. Upon issuance in accordance with the terms of this Agreement, the Class A Ordinary Shares will be freely tradable on the Nasdaq Capital Market without restriction. The Company has prepared and filed with the SEC the Registration Statement on Form F-1 (File No. 333-[●]) (the “Registration Statement”) in conformity with the requirements of the Securities Act which registers the sale of the Shares to be issued hereunder, including the Prospectus, and such amendments thereto as may have been required to the date of this Agreement. The Registration Statement will become effective prior to the Closing Date under the Securities Act. As of the date of this Agreement and as of the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus (and any amendments thereto), at the time the Prospectus, or any amendment thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Capitalization. The authorized share capital of the Company is US$100,000 divided into (a) 75,000,000 Class A ordinary shares of a par value of US$0.001 each and (b) 25,000,000 Class B ordinary shares of a par value of US$0.001 each.

(e) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, including the issuance of the Shares, will not (i) result in a violation of the Second Amended and Restated Memorandum and Articles of Association of the Company in effect as of the date of this Agreement, or (ii) result in a violation of any law applicable to the Company or by which any property or asset thereof is bound, except for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or have a Material Adverse Effect on the ability of the Company to perform its obligations under the Transaction Documents to which it is a party.

(f) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the SEC of the Prospectus, and (ii) such other required filing or notification under applicable securities laws and/or listing rules of Nasdaq Capital Market regarding the issuance of the securities.

(g) Nasdaq Capital Market Listing. The Shares are registered pursuant to Section 12(b) of the Exchange Act and the Class A Ordinary Shares are listed on Nasdaq Capital Market. The issuance and sale of the Shares under this Agreement and the transactions contemplated hereby do not contravene the rules and regulations of Nasdaq Capital Market.

(h) SEC Documents; Financial Statements. Since the date of the Company’s most recent audited or reviewed financial statements contained in the Company’s Annual Report on Form 20-F for the year ended June 30, 2025 (“Form 20-F”), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (the “U.S. GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).

(j) No Additional Representations. The Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in the Transaction Documents or in any certificate delivered by the Company to each Purchaser in accordance with the terms thereof.

3. Representations and Warranties of Each Purchaser. Each Purchaser hereby represents and warrants, severally and not jointly, as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Each Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by each Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which such Purchaser is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, and, assuming due authorization, execution and delivery by the Company and each other party thereto, will constitute a legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Each Purchaser is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting such Purchasers’ rights to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Each Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c) Experience of the Purchaser. Each Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Each Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(d) Access to Information. Each Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and all reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and, subject to the Company’s need to comply with Regulation FD, has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(e) General Solicitation. No Purchaser is purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to our knowledge, any other general solicitation or general advertisement.

(f) Adequacy of Funds. Each Purchaser has, and on the Closing Date each Purchaser shall have, adequate, unencumbered, freely-transferable funds sufficient to pay its respective Purchase Price pursuant to Section 1.3.

(g) No Voting Agreements. The Purchaser is not a party to any agreement or arrangement, whether written or oral, between the Purchaser and any other Purchaser and any of the Company’s shareholders as of the date hereof, regulating the management of the Company, the shareholders’ rights in the Company, the transfer of shares in the Company, including any voting agreements, shareholder agreements or any other similar agreement, even if its title is different or has any other relations or agreements with any of the Company’s shareholders, directors or officers.

(h) Independent Advice. Each Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.

4. Intentionally Omitted

5. Confidentiality

(a) Each Purchaser, severally and not jointly, agrees that, until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 6.16, each Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in this Agreement, including the schedule hereto (the “Confidential Information”), provided, however, that each party and its respective representatives may disclose such information to their respective affiliates, permitted assignees, financing sources, partners, shareholders, senior management, employees, professional advisors, agents in each case only where such persons are bound by appropriate non-disclosure obligations and have agreed to maintain the confidentiality of such information. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are publicly announced as described in Section 6.16, (ii) each Purchaser shall not be in violation of this Section 5 if such Purchaser is required to disclose Confidential Information in response to a valid order by a court or other governmental body or regulatory body, provided that (A) to the extent practicable and unless prohibited by law, such party provides the Company with prior written notice of such disclosure, (B) such Purchaser reasonably cooperates with the Company in Company’s seeking of confidential treatment, a protective order or other appropriate remedy regarding the Confidential Information and (C) such Purchaser discloses only that portion of such Confidential Information that they are required to disclose, all at Company’s written direction an entirely at Purchaser’s expense, and (iii) each Purchaser’s disclosure obligations under this Agreement with respect to the Confidential Information shall not apply to the extent such information was permitted to be disclosed by written authorization of the Company.

6. Miscellaneous.

6.1 Further Assurances: Each Purchaser and the Company shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated by this Agreement on a timely basis, including ensuring the Company’s receipt of the Aggregate Purchase Price, the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of such transactions, and will cooperate and consult with the other and use its reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits of, or any exemption by, all governmental authorities, necessary or advisable to consummate the transactions contemplated by this Agreement. During the period from the date of this Agreement through the Closing Date, except as required by applicable law or with the prior written consent of the other party, each of the Purchasers and the Company will use reasonable best effort to avoid taking any action which, or failing to take any action the failure of which to be taken, would, or would reasonably be expected to (a) result in any of the representations and warranties set forth herein on the part of the party taking or failing to take such action being or becoming untrue in any respect, (b) result in any conditions set forth in herein not to be satisfied, or (c) result in any material violation of any provision of this Agreement. After the Closing Date, each party shall use commercially reasonable efforts to provide such information, and to execute and deliver such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters, provided that the Company agrees to keep any such information provided by any Purchaser confidential, except as required by the federal securities laws, rules or regulations, or as requested by the staff of the SEC or other regulatory authority, or to the extent such disclosure is required by other laws, rules or regulations, or any order of a governmental authority.

6.2 Termination. This Agreement may be terminated by the Company or any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated within ten (10) calendar days from the date hereof, provided, however, that the right to terminate this Agreement pursuant to this Section 6.2 shall not be available to a party if such party’s breach of a representation, warranty, covenant or agreement under this Agreement has been the cause of the failure of the Closing to occur on or before such date.

6.3 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Purchasers shall pay all fees and expenses of the Transfer Agent, as applicable, in connection with the issuance and registration of the Shares, including without limitation, any fees charged in connection with the delivery of issuance confirmations.

6.4 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:00 p.m. (New York City time) on a business day (provided no rejection notice is received), (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the second (2nd) business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.6 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Each Purchaser may assign any or all of its rights under this Agreement to any person to whom such Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to each Purchaser.

6.9 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws thereunder.

6.11 Dispute Resolution. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by the American Arbitration Association(“AAA”) in accordance with the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association (“AAA Rules”), in effect on the date of this Agreement. The seat of arbitration shall be New York City, New York. The number of arbitrators shall be three. The arbitrators shall be neutral and shall be appointed in accordance with the Commercial Arbitration Rules of the AAA. The arbitration proceedings shall be conducted in English. Except as may be required by law, neither a party nor the arbitrators may disclose the existence, content, or results of any arbitration without the prior written consent of the Company and the relevant Purchaser, unless to protect or pursue a legal right. If more than one arbitration is commenced under this Agreement and any party contends that two or more arbitrations are substantially related and that the issues should be heard in one proceeding, the arbitrators selected in the first-filed proceeding shall determine whether, in the interests of justice and efficiency, the proceedings should be consolidated before those arbitrators.

6.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

6.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.14 Remedies. The parties hereto acknowledge and agree that irreparable harm would occur for which money damages would not be an adequate remedy if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedies at law or in equity, each party hereto shall be entitled to injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting any bond or other undertaking.

6.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices, Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Class A Ordinary Shares that occur after the date of this Agreement.

6.16 Disclosure of Transactions and Other Material Information. Subject to the foregoing, and except for the filing of a Report of Foreign Private Issuer on Form 6-K (including and press release included in such 6-K) and the filing of the Registration Statement, including the Prospectus, none of the Company, its subsidiaries, or any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby without the consent of the other parties hereto; provided, however, that the Company may make public disclosure with respect to such transactions as is required by applicable law and regulations. Without the prior written consent of any applicable Purchaser, the Company shall not (and shall cause each of its subsidiaries and affiliates to not) disclose the name of such Purchaser in any filing, announcement, release or otherwise, except (a) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the SEC and (b) to the extent such disclosure is required by law or Nasdaq Capital Market regulations.

6.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement. The decision of each Purchaser to purchase the Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with such Purchaser making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring such Purchaser’s investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

In Witness Whereof, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY:

STAK INC. 斯塔克工 业集团有限公司

By:
Name:
Title:

Address for Notice:

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

EACH OF THE PURCHASERS SET FORTH IN SCHEDULE A HERETO, SEVERALLY AND NOT JOINTLY

[●]

By:

Address for Notice for Purchaser:

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

Schedule A

Schedule of Purchasers

A-1